EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Brownie’s Marine Group, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021 as filed with the United States Securities and Exchange Commission (the “Report”), the undersigned, Christopher H. Constable and Robert M. Carmichael, in their respective capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 16, 2021		/s/ Christopher H. Constable
	Name:	Christopher H. Constable
	Title:	Chief Executive Officer, principal executive officer

/s/ Robert M. Carmichael
	Name:	Robert M. Carmichael
	Title:	Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Brownie’s Marine Group, Inc. and will be retained by Brownie’s Marine Group, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.